Exhibit 99.2

Hydro Innovations, LLC

Unaudited Condensed Financial Statements

For the Six Months Ended June 30, 2014 and 2013

TABLE OF CONTENTS

Condensed Balance Sheets as of June 30, 2014 and December 31, 2013 (Unaudited)	F-1

Condensed Statement of Operations for the six months ended June 30, 2014 and 2013 (Unaudited)	F-2

Condensed Statement of Cash Flows for the six months ended June 30, 2014 and 2013 (Unaudited)	F-3

Notes to Unaudited Condensed Financial Statements	F-4 to F-9

Hydro Innovations, LLC

Condensed Balance Sheets

	June 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$2,637	$19,176
Accounts receivable	76,444	121,908
Inventory	17,631	49,502
Total current assets	96,712	190,586

Property and equipment	72,617	63,416
Accumulated depreciation	(42,809)	(36,726)
	29,808	26,690

Intangible assets	5,178	5,178
Accumulated amortization	(3,747)	(3,663
	1,432	1,515

TOTAL ASSETS	$127,951	$218,791

LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$46,992	$2,459
Payroll taxes payable	54,138	7,621
Short term line of credit	21,386	20,336
Short term loans	260,000	250,000
Advances from others	28,186	21,932
Advances from Surna, Inc.	84,681	-

Total current liabilities	495,383	302,348

Long Term Debt
Line of credit	13,632	26,156

TOTAL LIABILITIES	509,015	328,504

COMMITMENTS AND CONTINGENCIES

MEMBERS’ DEFICIT
Members’ deficit	(381,064)	(109,713)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$127,951	$218,791

See accompanying notes to the unaudited condensed financial statements

F-1

Hydro Innovations, LLC

Condensed Statement of Operations

Six Months ended June 30, 2014 and 2013 Unaudited

	Six months ended June 30,
	2014	2013
Revenue	$649,925	$350,023

Cost of revenue	373,316	155,751

Gross margin	276,609	194,272

Operating expenses:
Depreciation and amortization expenses	6,167	7,128
Product development cost	22,212	-
General and administrative expenses	510,415	106,891
Total operating expenses	538,794	114,019

Operating (loss) income	(262,185)	80,253

Other income (expenses):
Interest expense	(9,166)	(2,544)

Net (loss) income	$(271,351)	$77,709

See accompanying notes to the unaudited condensed financial statements

F-2

HYDRO INNOVATIONS, LLC

CONDENSED STATEMENTS OF CASH FLOW

(Unaudited)

	For the six months ended June 30,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(271,351)	77,709

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expenses	6,167	7,128
Operating expenses incurred by related party on behalf of the Company		9,501

Changes in operating assets and liabilities:
Accounts receivable	45,464	(28,417)
Inventory	31,871	1,450
Accounts payable and accrued liabilities	97,304	(34,884)
Cash (used) provided by operations	(90,545)	32,487

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(9,201)	-
Net cash used in investing activities	(9,201)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of related party advances	-	(24,273)
Proceeds from short term loan	94,681
Repayment of line of credit	(11,434)	(10,116)
Net cash provided by (used in) financing activities	83,207	(34,389)

Net increase/(decrease) in cash	$(16,539)	(1,902)
Cash, beginning of period	19,176	5,953
Cash, end of period	$2,637	$4,051

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$2,266	2,544
Cash paid during the year for income taxes	$-	-

Non cash Investing and Financing activities:

See accompanying notes to the unaudited condensed financial statements

F-3

Hydro Innovations, LLC

Notes to Unaudited Condensed Financial Statements

For the Six Months Ended June 30, 2014 and 2013

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Nature of Company

The Company manufactures and sells equipment for the indoor gardening industry. The Company’s primary products are indoor climate systems and equipment based upon water chillers (“WCS”) rather than conventional heating, ventilation and air conditioning (commonly referred to as HVAC) and targets the indoor gardening industry through direct and third party distribution channels. The Company manufactures and/or assembles its WCS products.

Basis of presentation

Hydro Innovations LLC, a Texas limited liability company (the “Company”, “we”, “our”) was formed on January 8, 2008.

The accompanying unaudited condensed financial statements for the six months ended June 30, 2014 and 2013 have been prepared in accordance with generally accepted accounting principles (“US GAAP”) in the United States of America and the rules of the U.S. Securities and Exchange Commission and do not conform in all respects to the disclosure and information that is required for annual financial statements. These interim financial statements should be read in conjunction with the Company’s December 31, 2013 audited financial statements and related notes.

In opinion of management, all adjustments, all of which are of a normal recurring nature, considered necessary for fair statement have been included in these interim financial statements.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates:

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates

Cash and Cash Equivalents:

All highly liquid investments with original maturities of three months or less at the date of purchase are considered to be cash equivalents.

Property and Equipment:

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are depreciated using the straight-line method over their estimated useful lives.

Intangible Assets:

Organizational costs, patent costs, trademarks and other intangibles are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated amortization are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, intangible assets are amortized using the straight-line method over their estimated useful lives.

The balance at June 30, 2014 and December 31, 2013 amounted to $1,432 and $1,515, respectively.

F-4

Amortization expense amounted to $84 and $84 for the six months ended June 30, 2014 and 2013, respectively.

Revenue Recognition:

The Company sells its climate systems equipment and other related equipment to the indoor gardening industry through direct and third party distribution channels. The Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

ASC 605-10 incorporates Accounting Standards Codification subtopic 605-25, Multiple-Element Arraignments (“ASC 605-25”). ASC 605-25 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. There was no effect on implementing ASC 605-25 on the Company’s financial position and results of operations.

Product Warranty Claims:

The Company warrants their products against defects for one year from the date of sales. The Company has experienced only nominal claims in the past years. During the six months ended June 30, 2014 and 2013, the warranty claims incurred by the Company were $3,251 and $1,660, respectively.

Based on the Company’s history of incurring claims expenses, the management feels that there were no provision needed for estimated future costs and estimated returns for credit relating to warranty liability as of June 30, 2014 and December 31, 2013.

Cost of Sales:

The Company manufactures/assembles it climate control systems generally on an order by order basis. The Company also buys certain other components and equipment from third party manufacturers and keeps an inventory of the purchased equipment. The cost of the manufactured product and purchased equipment are charged to costs of sales when the related equipment is shipped and revenue is recognized for the respective sale. Equipment that is sold from inventory are charged to cost of sales at the average price of the equipment.

Accounts Receivable and Allowance for Doubtful Accounts:

Accounts receivable are recorded at invoiced amount and generally do not bear interest. An allowance for doubtful accounts is established, as necessary, based on past experience and other factors which, in management’s judgment, deserve current recognition in estimating bad debts. Such factors include growth and composition of accounts receivable, the relationship of the allowance for doubtful accounts to accounts receivable and current economic conditions. The determination of the collectability of amounts due from customer accounts requires the Company to make judgments regarding future events and trends. Allowances for doubtful accounts are determined based on assessing the Company’s portfolio on an individual customer and on an overall basis. This process consists of a review of historical collection experience, current aging status of the customer accounts, and the financial condition of the Company’s customers. Based on a review of these factors, the Company establishes or adjusts the allowance for specific customers and the accounts receivable portfolio as a whole. At June 30, 2014 and December 31, 2013, an allowance for doubtful accounts was $nil.

Inventory:

The Company purchases certain equipment in quantity rather than on an order by order basis and keeps an inventory of this equipment. The inventory is carried at the lower of cost or market. Inventory is relieved at its average cost.

The balance at June 30, 2014 and December 31, 2013 amounted to $17,631 and $49,502, respectively.

F-5

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to credit risk consist of cash, cash equivalents and accounts receivable. Exposure to losses on accounts receivable is principally dependent on each customer’s financial condition. The Company monitors its exposure for customer credit losses and maintains allowances for anticipated losses. The Company places its cash and cash equivalents in financial institutions insured by the Federal Depository Insurance Corporation, to the maximum amount of that coverage. Additionally, the Company limits its amount of credit exposure to any one institution. The Company has never experienced any losses in these accounts and believes that its credit risk exposure with respect to cash balances held by depository institutions is limited.

Sales to three customers comprised 31% of the Company’s revenues for the six months ended June 30, 2014 and sales to four customers comprised 88% of the Company’s revenues for the six months ended June 30,, 2013. The Company believes that, in the event that its primary customers are unable or unwilling to continue to purchase its products, there are alternative buyers for its production at comparable prices.

Fair Value Measurements:

The carrying value of financial instruments, including cash and cash equivalents, accrued liabilities, and accounts payable approximate fair value because of the short maturity of these instruments.

Income Taxes:

The Company is a limited liability company which has elected to be taxed as a sub-chapter S corporation for federal income tax purposes. As a result, no provision for income taxes is presented.

Contingencies:

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations, environment liability and tax matters. An accrual for a loss contingency is recognized when it is probable that an asset had been impaired or a liability had been incurred and the amount of loss can be reasonably estimated. At June 30, 2014 and December 31, 2013, there were no loss contingencies.

Advertising Costs:

Advertising costs are expensed as incurred. Advertising expense for the six months ended June 30, 2014 and 2013 were $40,343 and $9,210, respectively.

Shipping Costs:

Shipping costs are expensed as incurred. Shipping expense for the six months ended June 30, 2014 and 2013 were $33,427 and $29,771, respectively.

Recent Accounting Pronouncements:

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

Reclassifications:

Certain reclassifications have been made to amounts in prior periods to conform with the current period presentation. All reclassifications have been applied consistently to the periods presented.

Purchases from three vendors comprised 79% of the Company’s Purchases for both of the six months ended June 30, 2014 and 2013. The Company believes that in the event that is primary vendors are unable to continue to sell their products to the Company, there are alternative vendors at comparable prices.

F-6

NOTE 3 – GOING CONCERN

The accompanying unaudited condensed financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company had a net loss for the six months ended June 30, 2014 of $271,351 and has a $398,671 and $111,762 working capital deficit (current liabilities exceeds current assets) at June 30, 2014 and December 31, 2013, respectively.

In the course of its activities, the Company has generated net income and also sustained net losses. The Company expects to be profitable and will meet its obligations through its ongoing operations. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Subsequent to June 30, 2014, the Company was acquired by Surna, Inc. (see Subsequent Events Note 10).

NOTE 4 – ACCOUNTS RECEIVABLE

At June 30, 2014 and December 31, 2013, accounts receivable summarized by due dates consists of the following:

	June 30, 2014	December 31, 2013
Current	$33,267	$35,929
Past due 1 - 30 days	17,827	70,446
Past due 31 - 60 days	3,692	9,422
Past due 61 days and over	21,658	6,111
Total	$76,444	$121,908

At June 30, 2014 and December 31, 2013, an allowance for doubtful accounts was $-0-.

NOTE 5 – PROPERTY AND EQUIPMENT

At June 30, 2014 and December 31, 2013, property and equipment consists of:

	June 30, 2014	December 31, 2013
Furniture & equipment	$14,425	$6,914
Molds	31,063	31,063
Vehicles	15,000	15,000
Leasehold Improvements	12,129	10,439
	72,617	63,416
Accumulated depreciation	(42,809)	(36,726)
	$29,808	$26,690

Depreciation expense amounted to $6,082 and $7,044 for the six months ended June 30, 2014 and 2013, respectively.

NOTE 6 – SHORT TERM NOTES

During 2013, an individual loaned a total of $250,000 to the Company in multiple tranches (the “Advances”) and advanced an additional $10,000 during 2014. The Loan does not carry a stated interest rate or term. As such the Company has imputed interest at the rate of six percent (6%) per annum. The outstanding balance of the advances totals $260,000 and $250,000 at June 30, 2014 and December 31, 2013, respectively.

F-7

During the six months ended June 30, 2014 and 2013, the Company charged imputed $6,800 and $0, respectively, interest on the above advances.

In addition, during the six months ended June 30, 2014, this individual has advanced the Company an additional $6,254 on a short term basis. The total outstanding balance at June 30, 2014 and December 31, 2013 was $28,185 and $21,932, respectively.

NOTE 7 – RELATED PARTY TRANSACTIONS

During the six months ended June 30, 2014 and 2013, Brandy and Stephen Keen (the “Keens”), the owners of the Company, advanced a total of $-0- and $23,665, respectively to the Company to cover cash requirements for Company operations. At June 30, 2014 and December 31, 2013, the Keens were owed $-0- and $-0- respectively.

NOTE 8 – LINE OF CREDIT

The Company has a line of credit with People Fund in the amount of $100,000. The line of credit is secured by substantially all of the assets of the Company and guaranteed by the owners of the Company. The line of credit bears interest at the rate of 12%, per annum, with interest due and payable monthly and expires on January 1, 2016.

Line of credit balances at June 30, 2014 and December 31, 2013 are as follows:

	June 30, 2014	December 31, 2013
Outstanding balance	$35,018	$46,493
Less: current portion of line of credit	(21,386)	(20,337)
Long-term portion of line of credit	$13,632	$26,156

During the six months ended June 30, 2014 and 2013, the Company paid interest on above notes of $2,109 and $3,081, respectively.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Settlement Agreement

During 2010, the Company along with the Keens (owners of the Company) were sued by T. Marek, M. Marek, Liquid Lumens, and Global Garden Supply for breach of contract and attorneys’ fees in the 98th Judicial District Court for Travis County, Texas (the “State Lawsuit”); the court in the State Lawsuit entered its February 22, 2012 Final Judgment in favor of T. Marek, M. Marek, Liquid Lumens, and Global Garden Supply (the “State Lawsuit Final Judgment,” awarding, among other things, $91,585 to the Marek Parties, comprised of $15,000 in actual damages and $76,585 in attorneys’ fees (the “State Lawsuit Award”). In 2011, the Keens then sued the Marek Parties in the United States District Court for the Western District of Texas (the “Patent Lawsuit”) alleging, among other things, patent infringement.

In 2012, the parties to the above described litigation settled all claims and the parties entered into a Settlement Agreement, the terms of which call for the Keens to pay to the Marek Parties the total sum of one hundred thirteen thousand fifty-three U.S. dollars and twenty-four US cents (USD 113,053) (the “Total Settlement Amount”) to be paid according to the following installment schedule, with each payment being an “Installment Payment”:

a. Installment Payment No. 1: Fifteen thousand U.S. dollars (USD 15,020) due on the Effective Date;

b. Installment Payment Nos. 2-17: Six thousand one hundred twenty-eight U.S. dollars and thirty-three U.S. cents (USD 6,128) due on or before the fifteenth calendar day of every month beginning June 15, 2012 and continuing until the last payment is due on or before August 15, 2013.

As of June 30, 2014 and December 31, 2013, the balance had been paid in its entirety.

F-8

Litigations

Company is subject to certain legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity. As of filing date, there was no outstanding litigation.

Lease Obligations

The Company has entered into a lease agreement for its manufacturing and office space consisting of approximately 18,000 square feet. The lease term extends through September 30, 2016 and calls for yearly payment as follows:

Year ended June 30, 2015	$175,591
Year ended June 30, 2016	184,538
July 1 through September 30, 2016	46,135
Total	$406,264

Subsequent to June 30, 2014, Surna, Inc. assumed the lease obligations and acquired the Company (see following Note 10 - Subsequent Events).

NOTE 10 – SUBSEQUENT EVENTS

Effective as of July 1, 2014, we entered into a Modification and Amendment (the “Hydro Amendment”) to the previously executed March 31, 2014 Membership Purchase Agreement we entered into with Surna, Inc., a Nevada corporation (“Surna”), under the terms of which Surna would acquire 100% of the Company. Pursuant to the terms of the Hydro Amendment, Surna is to pay the Keens $250,000 by the delivery to the Keens of a $250,000 promissory note from Surna (the “Surna Note”). The Surna Note bears interest at the rate of 6% per annum and is payable in monthly installments of $5,000 with a balloon payment for the balance of accrued interest and principal due on July 18, 2016. The Surna Note may be prepaid in whole or in part at any time.

As additional consideration for the purchase of Hydro, the Company entered into employment agreements with the Keens. Pursuant to the terms of Brandy Keen’s employment agreement, the Company agreed to employ Brandy Keen as its Vice President of Operations for a period of three years beginning on July 18, 2014 and pay her an annual base salary of $96,000 which is subject to review annually by the Company’s Board of Directors. Brandy Keen will be entitled to stock compensation in an amount and on terms to be agreed on at a later date, vacation, leave and other benefits as may be in effect at the Company’s discretion from time to time and reimbursement of out of pocket expenses for business entertainment in connection with his duties. Brandy Keen’s employment is at-will and may be terminated at any time, with or without cause. Brandy Keen is subject to a restriction on competition following termination of her employment agreement for a period of one year.

Pursuant to the terms of Stephen Keen’s employment agreement, the Company agreed to employ Stephen Keen as its Vice President of Research and Development for a period of three years beginning on July 18, 2014 and pay him an annual base salary of $96,000 which is subject to review annually by the Company’s Board of Directors. Stephen Keen will be entitled to stock compensation in an amount and on terms to be agreed on at a later date, vacation, leave and other benefits as may be in effect at the Company’s discretion from time to time and reimbursement of out of pocket expenses for business entertainment in connection with his duties. Stephen Keen’s employment is at-will and may be terminated at any time, with or without cause. Stephen Keen is subject to a restriction on competition following termination of his employment agreement for a period of one year.

F-9